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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): FEBRUARY 24, 2000
                                 PC-Tel, Inc.
              (Exact name of registrant as specified in charter)

Delaware                             000-27115          77-0364943
(State or other jurisdiction of      (Commission        (IRS Identification No.)
Employer of incorporation)           File Number)

1331 CALIFORNIA CIRCLE, MILPITAS, CALIFORNIA                     95035
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code:              (408) 956-2100


ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

On February 24, 2000, PC-Tel, Inc., a Delaware corporation ("PC-Tel"), completed its acquisition of Voyager Technologies, Inc., a California corporation ("Voyager"), a provider of personal connectivity and internet access technology (the "Merger"). The Merger occurred pursuant to the terms of an Agreement and Plan of Reorganization dated as of February 23, 2000 (the "Merger Agreement") by and among PC-Tel, Voyager, VT Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of PC-Tel, and certain shareholders of Voyager. In the Merger, Voyager became a wholly-owned subsidiary of PC-Tel and the former shareholders of Voyager received 267,687 shares of PC-Tel Common Stock and $2,065,331 in exchange for all shares of Voyager Common Stock. In addition, each unexpired and unexercised option to purchase shares of Voyager Common Stock was automatically cancelled and converted into the right to receive 0.07604 of a share of PC-Tel Common Stock.

All shares of PC-Tel Common Stock issued in the exchange are "restricted securities" within the meaning of the Securities Act of 1933, as amended, and PC-Tel has agreed to provide registration rights to Voyager to permit the resale of such securities.

The acquisition was structured as a tax-free reorganization and is being accounted for as a purchase.
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.   Description

2.1 Agreement and Plan of Reorganization, dated February 23, 2000 by and among PC-Tel, Inc., Voyager Technologies, Inc., VT Acquisition Corp. and certain shareholders of Voyager Technologies, Inc.
99.1 Press release of Registrant, dated February 29, 2000, announcing the completion of the acquisition of Voyager Technologies, Inc.



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 10, 2000
                         PC-Tel, Inc.

                         By: /s/ Andrew D. Wahl
                         .....................................................
                         Vice President, Finance and Chief Financial Officer



                                 EXHIBIT INDEX
Exhibit
Number      Description

2.1 Agreement and Plan of Reorganization, dated February 23, 2000 by and among PC-Tel, Inc., Voyager Technologies, Inc., VT Acquisition Corp. and certain shareholders of Voyager Technologies, Inc.
99.1 Press Release of Registrant, dated February 29, 2000, announcing the completion of the acquisition of Voyager Technologies, Inc.